Exhibit 99.1

America Service Group Inc. Announces Florida Department of Corrections Decision to Reject All Bids with Respect to a Contract for Region IV

     BRENTWOOD, Tenn.--(BUSINESS WIRE)--Nov. 17, 2006--America Service Group Inc. (NASDAQ:ASGR) announced today that the State of Florida Department of Corrections (Florida DOC) posted a notice of its decision to reject all bids to provide comprehensive healthcare services in its Region IV. Previously, the Company had disclosed that the Florida DOC had posted its decision to award the contract to the Company's primary operating subsidiary, Prison Health Services, Inc. (PHS), subject to negotiation of final contract terms and resolution of an intent to protest the proposed award to PHS. A formal protest was filed by a competing bidder, thereby staying the award process and any potential negotiations between PHS and the Florida DOC.

     As a result of the Florida DOC's decision, the Company will not be providing services in Region IV beyond November 20, 2006, the expiration date of the current contract. The Company's previous 2006 guidance anticipated that PHS would be providing services under an expected new contract for Region IV commencing November 21, 2006. The Company anticipates announcing its initial guidance for full-year 2007 results in mid to late December.

     America Service Group Inc., based in Brentwood, Tennessee, is a leading provider of correctional healthcare services in the United States. America Service Group Inc., through its subsidiaries, provides a wide range of healthcare and pharmacy programs to government agencies for the medical care of inmates. More information about America Service Group can be found on the Company's website at www.asgr.com or at www.prisonhealthmedia.com.

     Cautionary Statement

     This press release contains "forward-looking" statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about the Company's or management's beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes" or "intends" and similar words and phrases. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

     -- the risk that government entities (including the Company's government customers) may bring enforcement actions against, seek additional refunds from, or impose penalties on, the Company or its subsidiaries as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

     -- the risks arising from shareholder litigation as a result of the matters recently investigated by the Audit Committee or the previous restatement of the Company's financial results;

     -- risks associated with the possibility that we may be unable to satisfy covenants under our credit facility;

     -- risks arising from potential weaknesses or deficiencies in our internal control over financial reporting;

     -- risks arising from the possibility that we may be unable to collect accounts receivable;

     -- the Company's ability to retain existing client contracts and obtain new contracts;

     -- whether or not government agencies continue to privatize correctional healthcare services;

     --   the possible effect of adverse publicity on the Company's business;

     -- increased competition for new contracts and renewals of existing contracts;

     --   the Company's ability to execute its expansion strategies;

     -- the Company's ability to limit its exposure for catastrophic illnesses and injuries in excess of amounts covered under contracts or insurance coverage;

     --   the outcome of pending litigation;

     --   the Company's dependence on key personnel; and

     -- the Company's determination whether to repurchase shares under its stock repurchase program.

     A discussion of important factors and assumptions regarding certain statements and risks involved in an investment in the Company is contained in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of the date of this release. The Company assumes no obligations to update or revise them or provide reasons why actual results may differ.


     CONTACT: America Service Group Inc.
              Michael Catalano
              Chairman, President and Chief Executive Officer
              615-373-3100
              or
              Michael W. Taylor
              Senior Vice President and Chief Financial Officer
              615-373-3100